Exhibit 99.1

Annual Meeting of Stockholders May 28, 2014

Forward-Looking Statements This presentation contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions, and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 1

Snapshot of Howard Bancorp   ♦Opened in 2004 with a targeted focus on small- and medium-sized businesses, proprietors and professionals  ♦Operate 8 total branches with 5 branches in Howard and Anne Arundel Counties and in the greater Baltimore marketplace with 3 branches in Baltimore and Harford Counties  ♦At March 31, 2014: ♦Assets of $508 million  ♦Loans of $417 million  ♦Deposits of $401 million  ♦Stockholders equity of $49 million  ♦Common equity of $36 million   ♦NASDAQ-listed under the symbol “HBMD”  2

In 10 Years Time, Howard has Surpassed 80% of the Banks in the Country and State in Terms of Asset Size 3 Source: SNL Financial  Number of FDIC-insured institutions: 6,422 5,132 Total Less Than $500 million in Assets Nationwide Maryland 73 Total 58 Less Than $500 million in Assets.

Located in Demographically Attractive, Upscale Suburban Counties in the Greater Baltimore Market

- Leverage high-growth footprint in wealthy suburbs of Howard and Anne Arundel counties by extending brand into Baltimore County and City
- Howard County is the wealthiest and the fastest growing county in Maryland with a well-educated and well-compensated labor force
- Howard County is the fourth wealthiest county in the United States and in the top 10% with regard to projected population growth
- Harford County is home to 5,600 businesses with a highly skilled workforce and progressive, business-friendly environment and is in immediate proximity to premier research institutions such as BRAC and Johns Hopkins


Median Household Income - 2013
$51,314
$70,499
$105,203
$84,511
$63,371
$78,058
US
Maryland
Howard County
Anne Arundel County
Baltimore County
Harford County


Projected Population Change 2013-2018 (%)
3.62
3.43
7.65
4.40
2.09
3.20
US
Maryland
Howard County
Anne Arundel County
Baltimore County
Harford County

Source: SNL Financial

HOWARD BANCORP

4

2013 Highlights •Asset growth of $98.2 million, or 24.5%, to end 2013 just shy of half a billion dollars in asset size •Earnings per share (EPS) for the year increased by 43%, from $0.31 for the twelve months ended December 31, 2012 to $0.44 for the 2013 fiscal year •The Company completed its first acquisition with the purchase of its branch located at 3 West Bel Air Avenue, Aberdeen, Maryland from Cecil Bank. Pursuant to the branch purchase, Howard Bank acquired $37.1 million in loans and $35.2 million in deposits during the third quarter of 2013 •Opened our seventh full service branch location in Towson, Maryland along with a regional office to better serve the Greater Baltimore marketplace •Executed a lease for a second branch office located in Bel Air, Maryland •Launched a new mortgage banking division with offices in Timonium, Columbia and Annapolis, Maryland, to focus on purchase money originations 5

First Quarter of 2014 Highlights   •Total assets grew to $508 million at March 31, 2014, representing growth of nearly $101 million, or 25%, over assets at March 31, 2013  •Total loans increased by nearly $86 million, or 26%, to $417 million from a year ago  •Total loans held for sale, which are not included in the above, increased from $1 million at March 31, 2013 to over $17 million at March 31, 2014 driven by our new and growing mortgage banking platform  •Deposits at March 31, 2014 increased to $401 million from $323 million on March 31, 2013 representing growth of over $78 million, or 24%  •The Bank opened our eighth branch location in Bel Air Maryland in March of 2014, which complements the Aberdeen Branch acquired in the third quarter of 2013, and supports our emphasis toward growth in the very attractive Harford County Maryland Market  •In addition, subsequent to the end of the first quarter of 2014, the Bank executed an agreement to acquire approximately $17 million in additional loans and nearly $21 million in deposits via the purchase of a branch in the Havre de Grace area of Harford County, Maryland from NBRS Financial Bank, subject to regulatory approval  6

Mortgage Banking Highlights   •Designed initiative to diversify revenue streams, reduce exclusive reliance on balance sheet growth for earnings, and improve ROA and ROE  •Hired Robert Altieri, seasoned commercial bank CEO and mortgage executive, in the second quarter (April) 2013  •Strategic focus and initiatives of the mortgage division is to maintain diversity and sustainability during the normal business cycles of the mortgage industry/housing market. This was accomplished by hiring both Retail (purchase money mortgages) and Consumer Direct (nationwide refinances) seasoned mortgage professionals  •Obtained regulatory and licensing approvals (FHA, VA, USDA) during the second and third quarters of 2013 as well as expanded investor relationships to add additional products and pricing models  •Established Retail mortgage office in the fourth quarter of 2013, which was designed to focus on purchase money mortgages, in a highly desirable location in Timonium, Maryland  •4th Q of 2013, commenced building of operational infrastructure to include experienced processors, underwriters, closers, post closers and an operations manager (all fixed cost) and began recruiting Loan Originators (LO’s) for the Bank’s Retail segment. Currently, 17 veteran LO’s have been hired  7

Mortgage Banking Highlights   •Added Consumer Direct group in first quarter of 2014  •1st Q 2014 was spent finalizing LO hires and establishing/creating pipelines. For April and May, closings are estimated at $60 million + with an active pipeline exceeding $56 million  •Steadily increased origination and sales volumes each month from January through current month (May)  •Recorded significant investments in mortgage infrastructure- people, places, products, partners and practices, which resulted in pretax impact of $720 thousand toward first quarter earnings  •April 2014, the division recorded a pretax profit   8

Successfully Competing Against Larger Banks and Gaining Deposit Market Share

- There are no banks greater than $4.5 billion in assets headquartered in the state and none in the Greater Baltimore marketplace; there are only seven banks with assets between $1 billion and $4.5 billion
- Aggregate assets of Maryland banks are pretty much equally divided among those greater than $750 million and those less than $750 million
- There are many out of state competitors – only about 1/4 of the banks ranked in the top 15 deposit market share are headquartered in Maryland

Baltimore-Columbia-Towson, Maryland MSA

2013 Rank	2012 Rank	Institution (ST)	2013 Total Branches	2013 Total Deposits ($000)	2013 Total Market Share (%)	YoY Deposit Growth 2013 (%)	5-Year Deposit CAGR 2013 (%)	20102 Total Deposits ($000)	2012 Total Market Share (%)
1	1	Bank of America Corp.	90	16,078,490	25.12	1.53	5.14	15,836,195	24.83
2	2	M&T Bank Corp.	103	14,292,887	22.33	(3.58)	7.40	14,823,019	23.24
3	3	PNC Financial Services Group Inc.	99	6,789,660	10.61	1.96	7.50	6,659,451	10.44
4	4	Wells Fargo & Co.	59	6,049,235	9.45	2.30	7.68	5,913,121	9.27
5	5	BB&T Corp.	61	3,909,353	6.11	8.21	6.80	3,612,709	5.66
6	6	SunTrust Banks Inc.	48	2,094,589	3.27	0.50	5.64	2,084,077	3.27
7	7	Susquehanna Bancshares Inc.	23	1,258,598	1.97	5.85	4.99	1,188,991	1.86
8	8	First Mariner Bancorp	18	1,109,454	1.73	7.64	3.70	1,030,695	1.62
9	10	Capital One Financial Corp.	27	976,432	1.53	4.83	10.81	931,446	1.46
10	9	F.N.B. Corp.	27	965,219	1.51	0.23	3.81	963,000	1.51
11	11	Fulton Financial Corp.	16	782,375	1.22	1.66	0.49	769,630	1.21
12	12	Sandy Spring Bancorp Inc.	12	657,303	1.03	(4.46)	1.49	687,975	1.08
13	14	Rosedale Federal Savings and Loan Assn	9	616,686	0.96	(3.91)	6.14	641,770	1.01
14	13	Severn Bancorp Inc.	4	589,772	0.92	(9.25)	(2.64)	649,882	1.02
15	16	Arundel Federal Savings Bank	7	410,906	0.64	(3.74)	2.22	426,883	0.67
16	18	Bay Bancorp	13	402,477	0.63	(0.59)	(2.95)	404,873	0.63
17	*20*	*Howard Bancorp Inc.*	*10*	*397,573*	*0.62*	*15.76*	*13.15*	*343,433*	*0.54*
18	17	MVB Financial Corp.	3	397,244	0.62	(2.63)	25.14	407,976	0.64
19	15	Eastern Savings Bank FSB	5	393,787	0.62	(18.79)	(15.84)	484,916	0.76
20	19	Queenstown Bancorp of Maryland Inc.	6	352,581	0.55	(0.34)	2.40	353,778	0.55
		Other Market Participants (57)	*145*	*5,479,963*	*8.56*	*-1.43*	*2.94*	*5,559,705*	*8.72*
		Market Total	*785*	*64,004,584*	*100.00*	*0.36*	*5.50*	*63,773,525*	*100.00*

Source: SNL Financial. Bank regulatory data as of June 30, 2013

HOWARD BANCORP

9

Experienced Management Team with "Big Bank" Experience

Name	Title	Years Experience	Previous Experience
Mary Ann Scully	Chairman, President and Chief Executive Officer Howard Bancorp and Howard Bank; Past President of the Maryland Bankers Association	35+	Allfirst, The First National Bank of Maryland
Paul G. Brown	Executive Vice President, Chief Lending Officer, Chief Client Services Officer	30+	Allfirst, Keystone Bank, Sun Trust Bank, Citizens Bank of Maryland, Maryland National Bank
Charles E. Schwabe	Executive Vice President, Chief Administrative Officer, Chief Information Officer	20+	Allfirst, The First National Bank of Maryland
George C. Coffman	Executive Vice President, Chief Financial Officer	25	Mercantile, Farmers & Mechanics Bank, Sequoia Bank, Citizens Bank of Maryland
Robert A. Altieri	Executive Vice President, President of the Mortgage Division and Head of Specialty Lending	20+	Carrollton Bancorp
Frank K. Turner, Jr.	Executive Vice President, Regional Executive for Greater Baltimore	35	PNC, Mercantile

- Proven ability to build a profitable enterprise with the capabilities to build and manage a much larger banking institution in the Greater Baltimore region
- Successful history of acquiring and integrating banks…together

HOWARD BANCORP

10

Strong Organic Loan and Deposit Growth   ♦Strong organic loan and deposit growth through the financial crisis and recession  ♦Fundamental focus on originating loans in-market and funding with local, low-cost core deposits  ♦Hands-on approach to deliver a very broad and deep array of competitive deposit and loan products and services  ♦High loan-to-deposit ratio vs. peer average of approximately 83% - differentiates Howard and protects net interest margin   11 $ in 000’s

Howard is One of the Leading Lenders of Business Loans in the Greater Baltimore Market  12 Source: SNL Financial based on bank regulatory data ranked by total commercial loans. Commercial loans include multi-family, commercial real estate and commercial and industrial loans at December 31, 2013

Diversified and Attractive Loan Portfolio by Type  13 Source: SNL Financial as of December 31, 2013. Based on Bank Regulatory data. (1) Owner-Occupied CRE is classified as Commercial & Industrial Loans for Howard and MD Bank Peers

Diversified Commercial Real Estate Portfolio  14 Source: Company data as of December 31, 2013. Includes both owner-occupied and non-owner occupied  Collateral Type:

Lending in Local Markets   •94% of Howard’s borrowers reside in Maryland  •Approximately 6% of Howard’s are out-of-state loans to in-state borrowers (generally second homes)   15  •86% of Howard’s borrowers reside in the Greater Baltimore marketplace of Howard, Anne Arundel, Baltimore and Harford counties and Baltimore City

Attractive, Low-Cost Deposit Mix  16 Source: SNL Financial as of December 31, 2013. Based on Bank Regulatory data

Howard’s Deposits are Evenly Split Between Retail and Business Customers  17 Source: Company data as of December 31, 2013

Local Deposits   •88% of Howard’s depositors reside in Maryland  •12% of Howard’s depositors reside out-of-state and represent CDARS and internet deposits   18  •82% of Howard’s depositors reside in the Greater Baltimore marketplace of Howard, Anne Arundel, Baltimore and Harford counties and Baltimore City

Superior Asset Quality  19 Source: SNL Financial based on Bank Regulatory data. Peers consist of MD-based banks with assets between $250 million and $800 million. Texas ratio defined as NPAs plus loans 90 PD divided by tangible equity plus loan loss reserves

Increasing Earnings  20 $ in 000’s. Net income (loss) available to common shareholder  Pre-Provision Net Revenue (PPNR) is defined as net interest income, fees and other non-interest income, net of non-credit related expenses. PPNR is a non-GAAP measurement, please see the Appendix for a reconciliation to GAAP  $337-$2,462 $607$934 $1,005 $1,796 -$2,500 -$2,000- $1,500 -$1,000-$500 $0$500 $1,000$1,500 $2,0002008Y 2009Y2010Y 2011Y 2012Y 2013Y  Net Income

Revenue and Expenses Have Been Growing at the Same Pace  21 $ in 000’s.

Diversification of Revenues  22  ♦Non-interest income is becoming a larger portion of our revenue driven primarily by the mortgage banking initiative and BOLI investments

Howard is Growing Faster Than Peers, Profitability Remains In-Line with Peer Median  23  Source: SNL Financial based on SEC data. Peers consist of MD-based banks with assets between $200 million and $800 million.

Since it’s Capital Raise in 2012, Howard has Successfully Grown Both Organically and Through M&A Without Diluting TBV or EPS  24 Source: SNL Financial

Strong Capital Levels  25  As of December 31, 2013   ♦Successfully raised gross proceeds of $10.2 million during the third quarter of 2012  ♦SBLF of $12.6 million with a current rate of 1.00%

Howard Outperformed the S&P 500 and SNL Bank Index in 2013 12/31/2012 3/31/2013 6/30/2013 9/30/2013 12/31/2013 47.19% 35.79% 32.29% SNL u.S. Bank HBMD S7P 500 58.00 48.00 38.00 28.00 18.00 (2.00) Note: SNL Bank Index includes all major exchange banks in SNL’s coverage universe with $250 million to $500 million in assets as of the most recent financial data 26

Stock Price Performance 100.00 80.00 60.00 40.00 20.00 0.00 12/31/2012 3/31/2013 6/30/2013 9/30/2013 12/31/2013 HBMD OLBK BYBK SVBI GLBZ HFBK 47.19% -9.95% 50.96% 53.29% 5.68% 28.43% Howard Outperformed Most Local Peer Banks 27

The Larger the Bank, The Stronger the Valuation  28  Source: SNL Financial, may contain normalized information. Includes announced bank and thrift acquisitions from 1/1/2007-12/31/2013. Deal metrics excluded for any deals with no publicly available pricing information. Does not included terminated transactions.   National M&A Pricing by Asset Size:  2008 2009 2010 2011 2012 2013 Less than $1Billion Greater Than 200.00% 150.00% 100.00% 50.00% 0.00% Price/Tangible Book Value

Howard’s Growth Strategy   Organic / De Novo Growth Strategy  Grow organically through customer acquisition of select market segments  Expand market reach into Baltimore County and north through new relationship management team and branch opening  −Opened Towson branch 2013  −Opened Bel Air branch in 2014   Increase fee income through the addition of a mortgage banking platform   Acquisition Strategy  Extend market presence through strategic M&A – whole institutions, branches, team lift outs and divisions  –Acquired Aberdeen branch from Cecil  –Pending branch purchase from NBRS   Opportunity to create a very relevant billion dollar plus banking franchise in the Greater Baltimore market  Target rich environment with over 60 banks in market with assets under $1 billion, most of which are not relevant to the very few larger banks in the region  Non-bank acquisition opportunities to enhance fee income 29

A Number of Acquisition Targets within Our Market  30  •Focused on banks with assets less than $500 million in local markets within Maryland which includes the following counties: –Howard  –Anne Arundel  –Harford  –Baltimore County and City   •There are 46 banks and thrifts with over $10.9 billion in aggregate assets headquartered in our targeted markets in Maryland  •Of these, 16 have NPAs to total assets in excess of 3.00%   Source: SNL Financial based on bank regulatory data.at December 31, 2013   –Frederick  –Carroll  –Cecil    –Washington  –Montgomery  –Prince George’s  46 16 $10.9 $3.1 NPA > 3.00% Number of Banks in Targeted Markets Aggregate Assets in Targeted
Markets ($ in billions)

Summary   ♦Howard has focused on sustainable growth – balance sheet, capital, revenue and earnings – since its inception, and has performed even during the recession and financial crisis  ♦Competitively advantaged franchise in attractive markets with a balanced business mix and a moderate credit risk profile  ♦Diversified revenue streams bode well for future returns  ♦SEC registration, NASDAQ listing, growing market cap bode well for shareholder returns  ♦Howard is committed to further growth – organic and acquired – to achieve the size and scale sufficient to continue to generate superior returns for its investors notwithstanding the state of the national and regional economies, Dodd Frank, and competitive pressures  ♦There are a number of potential partners in the Greater Baltimore-market  ♦There are few-to-none “Greater Baltimore” based banks with the capital, size and scale, focus or platform as Howard’s  ♦Opportunity to fill the current void in the marketplace by building a super regional “Greater Baltimore” bank via both organic growth and acquisition